UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2015

BRISSET BEER INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54452	80-0778461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
370 Guy, Suite G9, Montreal, Quebec, Canada
(Address of Principal Executive Offices)

H3J-1S6
(Zip Code)

514-906-6851
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2015, Brisset Beer International, Inc. (the “Registrant”) closed on a private placement to three persons of 267,500 units at $0.30 per unit for total proceeds of $80,250. Each unit consists of one share of common stock, one Class A warrant exercisable at $0.35 per share, expiring November 16, 2020, one Class B warrant exercisable at $0.40 per share, expiring November 16, 2020, and one Class C warrant exercisable at $0.45 per share, expiring, November 16, 2020.   The Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock.

The units were offered and sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(a)(2) and/or Regulation D or Regulation S thereof. The purchaser made customary representations regarding their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof.

For all the terms and provisions of the subscription agreement and warrant agreements, reference is hereby made to such documents annexed hereto as Exhibits 10.1, 10,2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Class A Warrant
10.3	Class B Warrant
10.4	Class C Warrant
10.5	Form of Subscription Agreement
10.6	Class A Warrant
10.7	Class B Warrant
10.8	Class C Warrant
10.9	Form of Subscription Agreement
10.10	Class A Warrant
10.11	Class B Warrant
10.12	Class C Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 2015

BRISSET BEER INTERNATIONAL, INC.

By:           /s/ Stephane Pilon
Name:         Stephane Pilon
Title:           Chief Executive Officer